Exhibit 10.8

ESCROW AGREEMENT AMENDED EFFECTIVE AS OF MAY 15, 2007

May 21, 2007

Mr. Herb Lemmer
American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038

Re: Amendment to the March 22, 2007 Escrow Agreement (“Agreement”)

Dear Mr. Lemmer:

Please consider the following an addendum to the above referenced Agreement.

This Amendment (“Amendment”) to the Agreement by and between nCoat, Inc. (“nCoat”), Knight Capital Markets, LLC (“Knight”) and American Stock Transfer & Trust Company (“AST”), dated March 22, 2007 (the “Agreement”), is entered into effective as of May 15, 2007, and other than the specific amendments enumerated in the Amendment, all other terms of the Agreement shall remain in the full force and effect, and shall not be obviated or affected by this Amendment.

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

The Second WHEREAS clause shall be amended in its entirety to read:

“WHEREAS, the Offering will commence immediately and will terminate on the earlier to occur of: (i) the sale of all of the Securities; and (ii) June 8, 2007, (the “Termination Date”); and”

The Amendment is agreed to and shall become effective as of the date first written above.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

NCOAT, INC.

By: ____________________

KNIGHT CAPITAL MARKETS, LLC

By: ____________________

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST
ABOVE WRITTEN:

AMERICAN STOCK
TRANSFER & TRUST COMPANY

By: ___________________________
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT DATED MAY 21, 2007]